Exhibit 99.1

FOR IMMEDIATE RELEASE

ABERDENE MINES LONDON OFFICE

Las Vegas, Nevada, June 17, 2004 - Aberdene Mines Limited (OTCBB: ABRM) is pleased to announce the opening of its London office which will serve as the center of European operations and allow the Company further access to the London financial community. Mr. Cameron Reynolds, Chief Financial Officer and Director can be reached at the following:

Aberdene Mines Ltd.
# 222 - 12 St James Square
London, England SW1Y4RB

Tel: 011-44-(0)20-7849-6075
Fax: 011-44-(0)20-78496200
Email: cameron@aberdenemines.com

On behalf of the Board of Directors,

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact:	Head Office Contact:
Investor Relations:	101 Convention Centre Drive - Suite 700
Kirin Capital Corp.	Las Vegas, Nevada 89109
1-866-843-8911	T: (702) 939-5389
info@kirincapital.com	F: (702 221-0904